UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2018

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition

On January 25, 2018, 3M Company issued a press release reporting fourth-quarter and full-year 2017 financial results and updating 2018 earnings outlook (previously furnished under Item 2.02 as Exhibit 99.1). One page of that press release is being furnished hereunder to correct certain information under the column titled “Full-Year 2018 Forecast (Billions)” of “Free Cash Flow (non-GAAP measure)” section in the “Supplemental Financial Information Non-GAAP Measures” table to reflect the expected impacts of the enacted Tax Cuts and Jobs Act (TCJA) on 2018 full-year estimated free cash flow and net income attributable to 3M. This newly furnished page replaces the same page of the previously furnished press release. For ease of reference, the previously furnished relevant column (in bold) and the re-furnished column (in bold) are copied below:

RE-FURNISHED INFORMATION:

	Three months ended		Year ended
	December 31,		December 31,
Major GAAP Cash Flow Categories	2017	2016	2017	2016

Net cash provided by operating activities	$1,860	$2,209	$6,240	$6,662
Net cash used in investing activities	(2,732)	(230)	(3,086)	(1,403)
Net cash provided by (used in) financing activities	1,044	(1,846)	(2,655)	(4,626)

Free Cash Flow (non-GAAP measure)					Full-Year 2018 Forecast (Billions)

Net cash provided by operating activities	$1,860	$2,209	$6,240	$6,662	$7.4 to $8.1
Purchases of property, plant and equipment	(459)	(436)	(1,373)	(1,420)	$1.5 to $1.8
Free cash flow (a)	1,401	1,773	4,867	5,242	$5.6 to $6.6

Net income attributable to 3M	$523	$1,155	$4,858	$5,050	$6.2 to $6.6
Free cash flow conversion (a)	268%	154%	100%	104%	90% to 100%

(a)         Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

PREVIOUSLY FURNISHED INFORMATION:

	Three months ended		Year ended
	December 31,		December 31,
Major GAAP Cash Flow Categories	2017	2016	2017	2016

Net cash provided by operating activities	$1,860	$2,209	$6,240	$6,662
Net cash used in investing activities	(2,732)	(230)	(3,086)	(1,403)
Net cash provided by (used in) financing activities	1,044	(1,846)	(2,655)	(4,626)

Free Cash Flow (non-GAAP measure)					Full-Year 2018 Forecast (Billions)

Net cash provided by operating activities	$1,860	$2,209	$6,240	$6,662	$6.9 to $7.6
Purchases of property, plant and equipment	(459)	(436)	(1,373)	(1,420)	$1.5 to $1.8
Free cash flow (a)	1,401	1,773	4,867	5,242	$5.1 to $6.1

Net income attributable to 3M	$523	$1,155	$4,858	$5,050	$5.8 to $6.1
Free cash flow conversion (a)	268%	154%	100%	104%	90% to 100%

(a)         Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Amended Page of “Supplemental Financial Information Non-GAAP Measures” of Press Release, dated as of January 25, 2018, of 3M Company (furnished pursuant to Item 2.02 hereof)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: January 25, 2018